UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): June 10, 2007
Back Yard Burgers, Inc.
(Exact name of Registrant as specified in its charter)
Delaware
(State of incorporation or organization)

1-12104	64-0737163
(Commission File Number)	(IRS Employer Identification No.)
1657 N. Shelby Oaks Drive, Suite 105
Memphis, Tennessee 38134-7401
(901) 367-0888
(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive offices)
Not applicable
(Former name, former address and former fiscal year, if applicable)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
1. Execution of Agreement and Plan of Merger
On June 10, 2007, Back Yard Burgers, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement ”) with BBAC LLC, a Delaware limited liability company (“Parent”), and BBAC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Parent is an investment partnership managed by Cherokee Advisors LLC, an Atlanta-based firm, and its principal investors include Reid M. Zeising of Cherokee Advisors, Pharos Capital Group, LLC, based in Nashville, Tennessee and C. Stephen Lynn, former Chairman and CEO of Shoney’s, Inc. and Sonic Corp.
Pursuant to the terms of the Merger Agreement, Merger Sub will be merged with and into the Company, and as a result the Company will continue as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”). In the Merger, each share of common stock and preferred stock of the Company, other than (i) those shares held in the treasury of the Company, (ii) those shares owned by Parent or Merger Sub, and (iii) those shares with respect to which dissenters rights are properly exercised under Delaware law, will be converted into the right to receive $6.50 per share in cash, without interest (the “Merger Consideration”). In addition, at, or immediately prior to, the effective time, all outstanding options under the Company’s equity-based compensation or stock option plans (excluding the Company’s employee stock purchase plan) will become fully vested and exercisable and will be canceled in exchange for the right to receive a cash payment by the surviving corporation of an amount equal to (i) the excess, if any, of the Merger Consideration over the per share exercise price of the option, multiplied by (ii) the number of shares of the Company’s common stock subject to the option.
In the Merger Agreement, the Company has made various representations and warranties concerning the Company and its operations and has made various covenants, including, among others, a “no-shop” restriction under which the Company may not (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions which permit the Company’s Board of Directors to comply with its fiduciary duties, enter into discussions concerning, or provide confidential information in connection with, alternative business combination transactions. Additionally, subject to certain exceptions which permit the Company’s Board of Directors to comply with its fiduciary duties, the Company has agreed that its Board of Directors will not withdraw its recommendation that the Company’s stockholders vote in favor of, and adopt and approve, the Merger and the Merger Agreement. The Merger Agreement also includes covenants pertaining to the operations of the Company’s business between execution of the Merger Agreement and the closing of the Merger.
Parent has obtained debt and equity financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which are expected to be sufficient for Parent to pay the aggregate Merger Consideration and all related costs, fees and expenses. Consummation of the Merger is conditioned upon Parent closing on the committed debt financings, as well as other customary closing conditions including the approval and adoption of the Merger Agreement by the Company’s stockholders.
The Company may terminate the Merger Agreement under certain circumstances, including if its

Board of Directors determines in good faith that it has received a superior proposal not solicited in violation of certain terms of the Merger Agreement. In connection with a termination of the Merger Agreement to enter into a superior proposal and under certain other specified circumstances, the Company must pay a termination fee to Parent of $940,000 and reimburse parent for certain transaction expenses.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.
A copy of the Company’s press release announcing the signing of the Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any factual, business or operational information about the parties. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of the specific dates set forth therein, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Important Additional Information Regarding the Merger will be Filed with the SEC
In connection with the proposed Merger, the Company will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free by directing such request to Back Yard Burgers, Inc., Investor Relations, 1657 N. Shelby Oaks Drive, Memphis, Tennessee 38134, telephone: (901) 367-0888 or on the investor relations page of the Company’s website at http://www.backyardburgers.com.
The Company and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed Merger. Information regarding the interests of the

Company’s participants in the solicitation will be included in the proxy statement relating to the proposed Merger when it becomes available.
2. Execution of Voting Agreements
On June 10, 2007, the Board of Directors of the Company approved a form of Stockholder Voting Agreement to be entered into between Parent, the Company, the Company’s executive officers and each member of the Company’s Board of Directors. Following this approval, on June 10, 2007, each member of the Company’s Board of Directors and Michael G. Webb, the Company’s Chief Financial Officer, entered into a Stockholder Voting Agreement with the Company and Parent.
Pursuant to the Stockholder Voting Agreement, the Company’s executive officers and each member of the Company’s Board of Directors has agreed to vote all of the Company’s shares owned by them in favor of the Merger and agrees to take, or refrain from taking, certain actions in connection therewith. The execution of the Stockholder Voting Agreement by the Company’s executive officers and each member of the Company’s Board of Directors was a condition to Parent executing the Merger Agreement.
The foregoing summary of the Stockholder Voting Agreement is qualified in its entirety by reference to the full text of the Stockholder Voting Agreement, which is filed as Exhibit 10.1 to this report.
3. Execution of Indemnification Agreements
On June 10, 2007, the Board of Directors of the Company approved a form of Indemnification Agreement to be entered into with the Company’s executive officers and each member of the Company’s Board of Directors. Following this approval, on June 10, 2007, each member of the Company’s Board of Directors and Michael G. Webb, the Company’s Chief Financial Officer, entered into an Indemnification Agreement with the Company.
The Indemnification Agreement provides, among other things, and subject to the procedures set forth in the Indemnification Agreement: (i) that the Company will indemnify the executive officer or director party to the agreement, who is referred to in the Indemnification Agreement as the “Indemnitee,” to the fullest extent permitted by law in the event the Indemnitee was, is or becomes a party to or involved with an action, suit or proceeding by reason of the fact that the Indemnitee is or was serving as one of the Company’s executive officers or directors; (ii) that the Company will advance expenses incurred by the Indemnitee in any such proceeding, including attorney’s fees, to the Indemnitee in advance of the final disposition of the proceeding; (iii) that the rights of the Indemnitee under the Indemnification Agreement are in addition to any other rights the Indemnitee may have under the Company’s Certificate of Incorporation, Bylaws, insurance policies, the Delaware General Corporation Law or otherwise; and (iv) for certain exclusions from the Company’s obligations under the agreement.
The foregoing summary of the Indemnification Agreement is qualified in its entirety by reference to the full text of the Indemnification Agreement, which is filed as Exhibit 10.2 to this report.

4. Bonus to Executive Officer
On April 26, 2007, the Compensation Committee of the Board of Directors approved and recommended to the Company’s Board of Directors that the Company pay a one-time cash bonus to Michael G. Webb, the Company's Chief Financial Officer, of $50,000 in recognition of Mr. Webb’s extraordinary efforts, performance and valuable service to the Company over the past year. On June 10, 2007, the Company’s Board of Directors approved this bonus and authorized the Company to pay it on June 11, 2007.
Item 7.01 Regulation FD Disclosure.
On June 11, 2007, the Company issued a press release announcing that it had entered into the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 hereto.
Item 9.01 Financial Statements and Exhibits

2.1	Agreement and Plan of Merger dated as of June 10, 2007 by and among Back Yard Burgers, Inc., BAC, LLC and BBAC Merger Sub, Inc.

10.1	Form of Stockholder Voting Agreement between BBAC, LLC, Back Yard Burgers, Inc. and each executive officer and director of Back Yard Burgers, Inc.

10.2	Form of Indemnification Agreement between Back Yard Burgers, Inc. and each executive officer and director of Back Yard Burgers, Inc.

99.1	Press Release dated June 11, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Back Yard Burgers, Inc.
Date: June 11, 2007	By:	/s/ Michael G. Webb
Michael G. Webb
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of June 10, 2007 by and among Back Yard Burgers, Inc., BBAC, LLC and BBAC Merger Sub, Inc.

10.1	Form of Stockholder Voting Agreement between BBAC, LLC, Back Yard Burgers, Inc. and each executive officer and director of Back Yard Burgers, Inc.

10.2	Form of Indemnification Agreement between Back Yard Burgers, Inc. and each executive officer and director of Back Yard Burgers, Inc.

99.1	Press Release dated June 11, 2007